AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1996

                                                          REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           KELLSTROM INDUSTRIES, INC.
                (formerly known as Israel Tech Acquisition Corp.)
             (Exact name of registrant as specified in its charter)

         Delaware                                               13-3753725
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                              14000 N.W. 4th Street
                             Sunrise, Florida 33325
                                 (954) 845-0427
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Zivi R. Nedivi
                             Chief Executive Officer
                           Kellstrom Industries, Inc.
                              14000 N.W. 4th Street
                             Sunrise, Florida 33325
                                 (954) 845-0427
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

      Robert L. Winikoff, Esq.                        Michael Hirschberg, Esq.
Cooperman Levitt Winikoff Lester & Newman, P.C.        Piper & Marbury L.L.P.
       800 Third Avenue                             1251 Avenue of the Americas
     New York, New York 10022                        New York, New York  10020
        (212) 688-7000                                    (212) 835-6270

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                             _____________________

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                              _________________

                       CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of        Amount to be          Proposed Maximum            Proposed Maximum           Amount of
Securities to be Offered      Registered(2)    Offering Price Per Unit(3)   Aggregate Offering Price    Registration Fee
- ------------------------      -------------    --------------------------   ------------------------    ----------------


Common Stock, par value        4,600,000                  $5.00                   $23,000,000.00            $7,931.00
    $.001 per share

______________

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Act"), the Prospectus included herein also relates to 4,600,000 shares of the Registrant's Common Stock, par value $.001, previously registered under Registration Statement No. 33-75750 on Form S-1, which was filed with the Securities and Exchange Commission on February 25, 1994. On such date, a registration fee of $7,931.03 was paid.

(2) Maximum number of shares issuable to GKN Securities Corp. and Brean Murray, Foster Securities Inc. (together, the "Purchasers") pursuant to the standby arrangements described herein.

(3) Based upon the per share purchase price of the Registrant's Common Stock issuable to the Purchasers pursuant to the standby arrangements described herein.

                               __________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                           KELLSTROM INDUSTRIES, INC.
                              Cross Reference Sheet

FORM S-3                                                   CAPTION OR LOCATION IN PROSPECTUS
ITEM NO.                                                   ---------------------------------
- --------

1    Forepart of the Registration Statement and            Outside Front Cover Page of Prospectus
     Outside Front Cover Page of Prospectus

2    Inside Front and Outside Back Cover Pages             Inside Front and Outside Back Cover Pages
     of Prospectus                                         of Prospectus

3    Summary Information and Risk Factors                  Outside Front Cover Page of Prospectus;
                                                           Risk Factors

4    Use of Proceeds                                       Use of Proceeds

5    Determination of Offering Price                       Outside Front Cover Page of Prospectus

6    Dilution                                              Not Applicable

7    Selling Security Holders                              Standby and Other Arrangements

8    Plan of Distribution                                  Outside Front Cover Page of Prospectus;
                                                           Standby and Other Arrangements

9    Description of Securities to be Registered            Not Applicable

10   Interests of Named Experts and Counsel                Legal Matters; Experts

11   Material Changes                                      The Company

12   Incorporation of Certain Information                  Incorporation of Certain Documents by Reference
     by Reference

13   Disclosure of Commission Position on                  Indemnification of Directors and Officers
     Indemnification for Securities Act Liabilities


[Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.]

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST 16, 1996

PROSPECTUS

                           KELLSTROM INDUSTRIES, INC.
                (formerly known as Israel Tech Acquisition Corp.)

                        4,600,000 Shares of Common Stock

     This Prospectus relates to the issuance of a maximum of 4,600,000 shares of common stock, par value $.001 per share (the "Common Stock"), of Kellstrom Industries, Inc., a Delaware corporation (formerly known as Israel Tech Acquisition Corp.) (the "Company"), upon the exercise of the Company's outstanding Redeemable Common Stock Purchase Warrants (the "Warrants"), and under the standby arrangements described in this Prospectus. Common Stock resold under such standby arrangements will be sold pursuant to this Prospectus.

     Each Warrant entitles the holder thereof to purchase one share of Common Stock for $5.00, subject to adjustment in certain circumstances, at any time through and including April 11, 2001. The Warrants are redeemable by the Company, with the consent of GKN Securities Corp. ("GKN") and Brean Murray, Foster Securities Inc. ("Brean Murray", and together with GKN, the "Purchasers"), the underwriters of the Company's initial public offering consummated in April 1994, upon notice (the "Redemption Notice") of not less than 30 days, at a price of $.01 per Warrant (the "Redemption Price"), provided that the last sale price of the Common Stock on all 20 consecutive trading days ending on the third day prior to the date on which the Redemption Notice is given has been at least 170% of the then effective exercise price of the Warrants (currently $8.50 based on the $5.00 exercise price, subject to adjustment). The Company intends to redeem the Warrants in accordance with such terms and has obtained the consent of the Purchasers to do so. Based upon the historical price per share of the Common Stock, on the date of this Prospectus the Company does not have the ability to redeem the Warrants. Any Warrants not exercised for shares of Common Stock prior to the close of business on the date fixed for redemption (the "Expiration Date") will be redeemed. From and after the Expiration Date, holders of Warrants will be entitled only to the Redemption Price.

     The Company has entered into a standby purchase agreement (the "Standby Agreement") with the Purchasers pursuant to which the Purchasers have agreed, subject to the Redemption Notice having been given on or prior to December 31, 1996, to purchase from the Company such number of shares of Common Stock (the "Standby Shares") as would have been issuable upon the exercise of any Warrants which have not been duly exercised by the close of business on the Expiration Date. The Purchasers have committed to purchase up to an aggregate of 4,600,000 shares of Common Stock as Standby Shares at a purchase price equal to $5.00 per share. Pursuant to the terms of the Standby Agreement, upon the closing of the purchase of the Standby Shares, if any, the Company will pay to the Purchasers a commitment fee of $690,000 and will issue to the Purchasers warrants ("Purchasers' Warrants") to purchase an aggregate of 500,000 shares of Common Stock, with 250,000 of such warrants exercisable at $10.00 per share and 250,000 exercisable at $12.50 per share. The Purchasers' Warrants are exercisable for a four-year period beginning one year from the date of issuance. The Company has also agreed to reimburse the Purchasers for their out-of-pocket expenses incurred in connection with the Standby Agreement (not to exceed $25,000). If the Redemption Notice has not been sent to the Warrantholders on or before December 31, 1996, or if the Standby Agreement is otherwise terminated in accordance with its terms, (a) the Purchasers will be entitled to a fee equal to $.15 per Warrant for each Warrant exercised prior to December 31, 1996 or such other date of termination as well as warrants with terms substantially identical to the Purchasers' Warrants to purchase such number of shares of Common Stock which equals the product of (i) 500,000 and (ii) the number of Warrants exercised prior to December 31, 1996 or such other date of termination divided by 4,600,000 and (b) the Purchasers will be entitled to a fee equal to $.125 per Warrant for each Warrant exercised after December 31, 1996 or such other date of termination. The Purchasers may acquire Warrants in the open market or otherwise prior to the close of business on the Expiration Date, and have agreed to exercise any Warrants so purchased. See "Standby and Other Arrangements."

     Prior to or after the Expiration Date, the Purchasers intend to offer shares of Common Stock, including shares of Common Stock acquired pursuant to the standby arrangements or upon the exercise of Warrants, directly to the public at prices set from time to time by the Purchasers. In effecting such transactions, the Purchasers may realize profits or losses independent of the compensation described under "Standby and Other Arrangements." The Purchasers may also make sales to dealers at prices which represent concessions, in amounts to be determined from time to time by the Purchasers, from the prices at which such shares of Common Stock are then being offered to the public. Any shares of Common Stock so offered are subject to prior sale, when, as and if delivered to and accepted by the Purchasers, and subject to the Purchasers' right to reject orders in whole or in part.

     The principal market for trading of the Common Stock and the Warrants is the Nasdaq SmallCap Market under the symbols KELL and KELLW, respectively. On August 15, 1996, the last sale price for the Common Stock was $7.69 and for the Warrants was $2.88 as reported on the Nasdaq SmallCap Market.

                              ___________________

                  PURCHASE OF THE COMMON STOCK IS SPECULATIVE,
            INVOLVES A HIGH DEGREE OF RISK, AND SHOULD BE CONSIDERED
      ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                              ___________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Price to       Underwriting Discounts
                     Public          and Commissions(1)      Proceeds to Company
                    --------       ----------------------    -------------------

Per Share....... $         5.00      $      0.00               $         5.00

Total(3)........ $23,000,000.00      $      0.00               $23,000,000.00

___________________

(1) Does not reflect compensation to be received by the Purchasers in the form of (a) a commitment fee of $690,000 payable upon closing of the purchase of the Standby Shares, (b) five-year warrants to purchase 500,000 shares of Common Stock, with 250,000 of such warrants exercisable at $10.00 per share and 250,000 exercisable at $12.50 per share issuable upon closing of the purchase of the Standby Shares, and (c) reimbursement of the out-of-pocket expenses of the Purchasers in an aggregate amount not to exceed $25,000. The Company has also agreed to indemnify the Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Standby and Other Arrangements."

(2)  Before deducting expenses payable by the Company, estimated at $50,000.

(3) Assumes all of the Standby Shares, if any, have been purchased by the Purchasers pursuant to the Standby Agreement.

                              ___________________

BREAN MURRAY, FOSTER SECURITIES INC.                        GKN SECURITIES CORP.



                 The date of this Prospectus is August __, 1996.

IN CONNECTION WITH THIS OFFERING, THE PURCHASERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK, THE WARRANTS OR BOTH AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549 as well as at the following Commission regional offices: 500 West Madison Street, Chicago, Illinois 60661; Seven World Trade Center, New York, New York 10048; and 1401 Brickell Avenue, Miami, Florida 33131. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).

     This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act") (herein, together with all amendments and exhibits, referred to as the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and its Common Stock and Warrants, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement contained herein is qualified in its entirety by such reference.

     The Company furnishes annual reports to its stockholders which include audited financial statements. The Company may also furnish quarterly financial statements to its stockholders and such other reports as may be authorized by its Board of Directors.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Commission (Exchange Act File No. 0-23764), are incorporated in this Prospectus by reference and made a part hereof:

(1) Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1995;

(2) Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended March 31, 1996;

(3)  Current Report of the Company on Form 8-K filed on April 26, 1996; and

(4) Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended June 30, 1996.

     The Company's Registration Statement on Form 8-A (which contains descriptions of the Common Stock and Warrants), which was declared effective by the Commission on April 11, 1994, is also incorporated in this Prospectus by reference and made a part hereof.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Prospectus and filed with the Commission prior to the date of this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such copies should be directed to 14000 N.W. 4th Street, Sunrise, Florida 33325, Attention: Investor Relations (telephone number: (954) 845-0427).

     No dealer, salesman or other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities offered hereby nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                                 PAGE

Available Information...............................................2
Incorporation of Certain Documents by Reference.....................2
The Company ........................................................4
Risk Factors........................................................4
Use of Proceeds.....................................................6
Standby and Other Arrangements......................................6
Indemnification of Directors and Officers...........................7
Legal Matters.......................................................7
Experts.............................................................7

                                   THE COMPANY

     Kellstrom Industries, Inc. ("Kellstrom" or the "Company"), which conducts its business under the name "Westco International", engages in the purchasing, refurbishing (through subcontractors), marketing and distributing of commercial jet engines and jet engine parts. The Company's customers include major domestic and international airlines, engine manufacturers, engine part distributors and dealers and overhaul service suppliers throughout the world. The Company enables customers to reduce their engine maintenance costs by providing Federal Aviation Administration-approved engines and engine parts on a timely basis and at competitive prices. Upon consummation by Israel Tech Acquisition Corp. ("ITAC") of the acquisition of substantially all of the assets of Kellstrom in June 1995, ITAC changed its name to Kellstrom. The Company's operations are conducted at its facility located at 14000 N.W. 4th Street, Sunrise, Florida 33325, and its telephone number is (954) 845-0427.

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk. Each prospective investor should consider carefully the following risk factors in addition to the other information presented in, and incorporated by reference into, this Prospectus before making an investment decision.

     RISKS APPLICABLE TO THE AIRCRAFT ENGINE BUSINESS. An investment in companies in the aircraft engine part distribution and refurbishing (through third parties) business entails special considerations and risks. These businesses are highly competitive and are characterized by price fluctuations in inventories and the discontinuing of certain engine types due to airline operational decisions.

     DEPENDENCE UPON KEY PERSONNEL. The Company depends upon the efforts of the officers and directors of the Company. The loss of the services of such key personnel could have a material adverse effect on the Company's ability to successfully achieve its business objectives. Although each of the executive employees has executed an employment agreement which prohibits him from competing against the Company for a specified period of time, there can be no assurance that such remedy will be available to the Company or that such protection will mitigate any losses incurred as a result of a termination of employment.

     DIVIDENDS UNLIKELY. The Company has not paid any dividends on its Common Stock to date. The payment of dividends will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board of Directors of the Company. It is the present intention of the Board to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

     POSSIBLE VOLATILITY OF SECURITIES PRICES. The market price of the Company's securities may be highly volatile. Factors such as the Company's operating results or other announcements by the Company or its competitors may have a significant effect on the market price of the Company's securities. In addition, market prices for securities of many small capitalization companies have experienced wide fluctuations in response to variations in quarterly operating results and general economic indicators and conditions, as well as other factors beyond the control of the Company.

     SHARES ELIGIBLE FOR FUTURE SALE. Substantially all of the Company's outstanding shares of Common Stock and Warrants have been registered for sale under the Securities Act or are eligible for sale under an exemption therefrom. In addition, the holders of other warrants are entitled to certain "piggyback" registration rights upon the exercise of up to 400,000 shares of Common Stock, and holders of certain options will be entitled, upon exercise thereof, to up to 200,000 shares of Common Stock and warrants to purchase up to 400,000 shares of Common Stock with certain demand and "piggyback" registration rights. Upon the issuance of the Purchasers' Warrants in accordance with the Standby Agreement, the holders thereof will be granted certain demand and "piggyback" registration rights. The possibility that substantial amounts of Common Stock or Warrants may be sold in the public market may adversely affect prevailing market prices for the Common Stock or the Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

     OUTSTANDING WARRANTS AND OPTIONS; POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF COMMON STOCK AND WARRANTS. The Company has 4,600,000 Warrants outstanding, exercisable at a price of $5.00 per share. Additionally, the Company has reserved an aggregate of 2,860,000 shares of Common Stock for issuance upon exercise of other outstanding warrants and options. To the extent that outstanding options and warrants are exercised, dilution of the percentage ownership of the Company's stockholders will occur, and any sales in the public market of the Common Stock underlying such options and warrants may adversely affect prevailing market prices for the Common Stock and the Warrants. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the outstanding options and warrants.

     POSSIBLE INABILITY TO EXERCISE WARRANTS. The Company intends to qualify the sale of the Common Stock issuable upon exercise of the Warrants in a limited number of states. Although certain exemptions in the securities laws of certain states might permit Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified, the Company will be prevented from issuing Common Stock in such other states upon the exercise of the Warrants unless an exemption from qualification is available or unless the issuance of Common Stock upon exercise of the Warrants is qualified. The Company is under no obligation to seek, and may decide not to seek or may not be able to obtain, qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants held will expire and have no value if such Warrants cannot be sold.

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants may be redeemed by the Company, with the consent of the Purchasers, at any time upon notice of not less than 30 days, at a price of $.01 per Warrant (the "Redemption Price"), provided the closing sales price of the Common Stock on all 20 consecutive trading days ending on the third day prior to the day on which the Company gives notice has been at least 170% of the then effective exercise price ($8.50 based upon the current exercise price, subject to adjustment). Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants or to accept the Redemption Price, which is likely to be substantially less than the market value of the Warrants at the time of redemption.

     AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK. The Company's Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 1,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors. No shares of Preferred Stock are currently outstanding. Accordingly, under the Restated Certificate of Incorporation, as amended, the Board of Directors may, without stockholder approval, issue Preferred Stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock may result in a decrease of the value or market price of the Common Stock and could further be used by the Board as a device to prevent change in control of the Company. Holders of the Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. In addition, the Preferred Stock could be utilized under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future.

                                 USE OF PROCEEDS

     The Company will derive net proceeds, after payment of costs of this offering (including fees and expenses payable to the Purchasers), of approximately $22,235,000 upon exercise of the Warrants and the sale of the Standby Shares to the Purchasers pursuant to the Standby Agreement. The Company intends to apply approximately $4,000,000 of such proceeds to reduce outstanding indebtedness under the Company's working capital line of credit with BankAtlantic, a federal savings bank ("BankAtlantic"). The remaining net proceeds will be used to finance any future acquisitions, purchase additional inventory and for other working capital and general corporate purposes. The working capital line bears interest at the rate of 1% over the prime rate as announced from time to time by BankAtlantic and matures on May 31, 1997. The Company anticipates that the amounts repaid under the credit facility with such proceeds will eventually be reborrowed in order to finance future purchases of inventory.

                         STANDBY AND OTHER ARRANGEMENTS

     The Company has entered into a standby purchase agreement (the "Standby Agreement") with the Purchasers pursuant to which the Purchasers have agreed, subject to the Redemption Notice having been given on or prior to December 31, 1996, to purchase from the Company such number of shares of Common Stock (the "Standby Shares") as would have been issuable upon exercise of any Warrants which have not been duly exercised by the close of business on the Expiration Date. The Purchasers have committed, severally but not jointly, to purchase up to an aggregate of 4,600,000 shares of Common Stock as Standby Shares at a purchase price equal to $5.00 per share. Each Purchaser has agreed to purchase one-half of the Standy Shares.

     The Purchasers may acquire Warrants in the open market or otherwise prior to the close of business on the Expiration Date. The Purchasers have agreed to exercise all Warrants owned by them or so acquired.

     The Company has been advised by the Purchasers that they propose to offer any Standby Shares purchased from the Company pursuant to the Standby Agreement or acquired upon exercise of Warrants for resale as set forth on the cover page of this Prospectus. The Purchasers may also make sales of such shares to certain securities dealers at prices which may represent concessions from the prices at which shares are then being offered to the public, and such dealers may reallow a concession to certain other brokers and dealers. The amount of such concessions and reallowances will be determined from time to time by the Purchasers.

     Pursuant to the terms of the Standby Agreement and in consideration of the Purchasers' obligations thereunder, upon the closing of the purchase of the Standby Shares, if any, the Company will pay to the Purchasers a commitment fee of $690,000 and will issue to the Purchasers warrants ("Purchasers' Warrants") to purchase an aggregate of 500,000 shares of Common Stock, with 250,000 of such warrants exercisable at $10.00 per share and 250,000 exercisable at $12.50 per share. The Purchasers' Warrants, which will be exercisable for a four-year period beginning one year from the date of issuance, grant the holders thereof certain demand and "piggyback" registration rights. The Company has also agreed to reimburse the Purchasers for their out-of-pocket expenses incurred in connection with the Standy Agreement (not to exceed $25,000). If the Redemption Notice has not been sent to the Warrantholders on or prior to December 31, 1996, or if the Standby Agreement is otherwise terminated in accordance with its terms, (a) the Purchasers will be entitled to a fee equal to $.15 per Warrant for each Warrant exercised prior to December 31, 1996 or such other date of termination as well as warrants with terms substantially identical to the Purchasers' Warrants to purchase such number of shares of Common Stock which equals the product of (i) 500,000 and (ii) the number of Warrants exercised prior to December 31, 1996 or such other date of termination divided by 4,600,000 and (b) the Purchasers will be entitled to a fee equal to $.125 per Warrant for each Warrant exercised after December 31, 1996 or such other date of termination. The Company has also agreed to pay certain blue sky legal fees and National Association of Securities Dealers, Inc. ("NASD") fees of the Purchasers incurred in connection with the Standby Agreement. Notwithstanding the foregoing, under no circumstances shall the aggregate Purchasers' compensation payable under the Standby Agreement exceed the maximum amount permitted to be paid under the rules and interpretations of the NASD.

     The Company and each officer and director of the Company has agreed not to sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares, or register the public offering, sale or other distribution of any shares of Common Stock held by third parties, with certain exceptions, for a period of 90 days commencing upon the purchase of the Standby Shares, if any, without the written consent of the Purchasers.

     The Company has agreed to indemnify the Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Purchasers may be required to make in respect thereof.

     The Purchasers acted as the underwriters in connection with the Company's initial public offering in April 1994 (the "IPO"), in which the Company raised approximately $11,321,000 of net proceeds. Pursuant to the Standby Agreement, the warrants issuable to the Purchasers upon the exercise of the underwriters' unit purchase options granted in connection with the IPO shall not be redeemable by the Company. The Company also agreed to indemnify the Purchasers against certain liabilities in connection with the IPO under the Securities Act. In February 1994, GKN acted as placement agent for the Company's bridge financing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of the State of Delaware (the "GCL") authorizes Delaware corporations to eliminate or limit the personal liability of a director to the corporation or a stockholder for monetary damages for breach of certain fiduciary duties as a director, other than his duty of loyalty to the corporation and its stockholders, or for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper benefits. The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), includes a provision eliminating such personal liability. The Certificate of Incorporation, as well as the By-Laws of the Company, provide for the indemnification of the officers and directors of the Company to the fullest extent permitted under the GCL. In addition, the Company has executed agreements with the officers and directors of the Company that require the Company to indemnify such individuals for liabilities incurred by them because of an act, omission, neglect or breach of duty committed while acting in the capacity of an officer or director. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Cooperman Levitt Winikoff Lester & Newman, P.C.

                                     EXPERTS

     The financial statements of the Company as of December 31, 1995 and 1994, and for each of the years in the two-year period ended December 31, 1995 have been incorporated herein by reference and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     The following table sets forth the various costs and expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered. All of the amounts are estimated except the Commission registration fee.

     Commission Registration Fee...........................    $       7,931.00
     Blue Sky Fees and Expenses (including counsel fees)...                 *
     Transfer Agent's Fees and Expenses....................                 *
     Accounting Fees.......................................            5,000.00
     Legal Fees and Expenses...............................                 *
     Printing Expenses.....................................            5,000.00
     Miscellaneous Expenses................................                 *

     Total.................................................    $      50,000.00

     _______
     *  To be filed by amendment.

Item 15.   Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145 of the DGCL. In that regard, ARTICLE TENTH, paragraph A of the Certificate of Incorporation provides that the personal liability of a director or officer of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer shall be limited to the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended and that any repeal or modification of ARTICLE TENTH, paragraph A of the Certificate of Incorporation by the stockholders of the Company shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

     In addition, Article VIII of the By-laws of the Company provide indemnification to the fullest extent permitted by the DGCL as follows:

     Section 1. Indemnification Generally. The Company shall, to the fullest extent permitted by the General Company Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 2. Good Faith Defined. For purposes of any determination under this
Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, or, with respect to any criminal action, or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 2 shall mean any other corporation or partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 2 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

     Section 3. Indemnification by a Court. Notwithstanding any determination on the part of the Company or its agents that indemnification of any director , officer, employee or agent is not proper, and notwithstanding the absence of any determination, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in this Article VIII or the GCL, as the case may be. Notice of any application for indemnification pursuant to this Section 3 shall be given to the Company promptly upon the filing of such application.

     Section 4. Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of any director, officer, employee or agent of the Company or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise who is serving at the request of the Company shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any director, officer, employee or agent of the Company or any director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise who is serving at the request of the Company who is not specified in this Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the GCL, or otherwise.

     Section 5. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

     Section 6. Meaning of "Company" for Purposes of Article VIII. For purposes of this Article VIII, reference to "the Company" include, in addition to the corporation resulting from any consolidation or merger, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have power and authority to indemnify its directors, officers, and employees or agents of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 7. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company has executed agreements with Messrs. Nedivi, Gleason, Motisi, Steele, Rosenfeld, Stern and Mitchell that require the Company to indemnify these individuals for liabilities incurred by them because of an act or omission or neglect or breach of duty committed while acting in the capacity of an officer or director of the Company. Certain actions, including acts for which the individual is removed or terminated for cause, are excluded from the coverage of the agreement.

Item 16.   Exhibits.

EXHIBIT    DESCRIPTION
NO.
- -------    -----------

1.1 Standby Agreement, dated August __, 1996, between the Company and GKN Securities Corp and Brean Murray, Foster Securities Inc.

3.1        Restated Certificate of Incorporation(1)

3.2        Certificate of Amendment to the Restated Certificate of Incorporation

3.3        By-Laws(1)

4.1        Form of Common Stock Certificate(1)

4.2        Form of Warrant Certificate(1)

4.3        Form of Unit Purchase Option Granted to Purchasers(1)

4.4        Form of Warrant issued in Bridge Financing(1)

4.5 Warrant Agreement between Continental Stock Transfer & Trust Company and the Company(1)

4.6        Form of Warrant issued to Purchasers*

5.1 Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. as to the legality of the shares being registered*

10.1 Asset Purchase Agreement, dated February 15, 1995, among the Company, Rada Electronic Industries Limited, Tasco Electronics Inc. and KST Corp.(2)

10.2 Marketing, Management and Consulting Agreement, dated February 3, 1995, between the Company and Rada Electronics Industries Limited

10.3 Employment Agreement, dated June 9, 1995, between Zivi R. Nedivi and the Company(3)

10.4 Amendment No. 1 to Employment Agreement, dated as of April 18, 1996, between Zivi R. Nedivi and the Company

10.5 Employment Agreement, dated May 18, 1995, between John S. Gleason and the Company(3)

10.6 Amendment No. 1 to Employment Agreement, dated as of April 18, 1996, between John S. Gleason and the Company

10.7 Employment Agreement, dated June 2, 1995, between Anthony Motisi and the Company (3)

10.8 Amendment No. 1 to Employment Agreement, dated as of April 18, 1996, between Anthony Motisi and the Company

10.9 Employment Agreement, dated as of January 30, 1996, between Paul F. Steele and the Company

10.10 Amendment No. 1 to Employment Agreement, dated April 18, 1996, between Paul F. Steele and the Company

10.11 Indemnification Agreement, dated as of April 23, 1996, between the Company and Joram D. Rosenfeld

10.12 Indemnification Agreement, dated as of April 23, 1996, between the Company and Yoav Stern

10.13 Indemnification Agreement, dated as of April 23, 1996, between the Company and David Jan Mitchell

10.14 Stockholders Agreement, dated August 24, 1995, among Zivi R. Nedivi, Joram D. Rosenfeld and Yoav Stern(4)

10.15 Amendment to Stockholders Agreement, dated as of January 15 1996, among Zivi R. Nedivi, Joram D. Rosenfeld and Yoav Stern

10.16 Stock Purchase Agreement, dated August 24, 1995, between the Company and Zivi R. Nedivi(4)

10.17 Amendment to Stock Purchase Agreement, dated as of January 15, 1996, between the Company and Zivi R. Nedivi

10.18      1995 Stock Option Plan(5)

10.19      Warrant issued to Allen & Company

10.20      Form of Warrant issued to J.W. Charles Securities Inc.

10.21      Warrant issued to John Gleason

23.1       Consent of KPMG Peat Marwick LLP

23.2 Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (included as Exhibit 5.1)

24.1       Power of Attorney (included as part of signature page)
___________________
(1) Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1, Number 33-75750, filed with the Commission on April 1, 1994.

(2) Incorporated by reference to the Current Report on From 8-K/A filed with the Commission on March 14, 1994.

(3) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1, Number 33-75750, filed with the Commission on October 13, 1995.

(4) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

(5) Incorporated by reference to the Company's Proxy Statement for Special Meeting dated May 12, 1995.

*     To be filed by amendment.

Item 17.   Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

              (iii) To include any additional or changed material information on the plan of distribution;

           (2) For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

           (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (c)   The undersigned Registrant hereby undertakes that:

           (1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

           (2) For the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on the 16th day of August, 1996.

                                           KELLSTROM INDUSTRIES, INC.

                                           By: /s/ ZIVI R. NEDIVI
                                              -----------------------
                                                   Zivi R. Nedivi
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zivi R. Nedivi and/or John Gleason his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURES        TITLE                                         DATE
     ----------        -----                                         ----

/s ZIVI R. NEDIVI      Chief Executive Officer, President       August 16, 1996
- ------------------     and Director
Zivi R. Nedivi         (Principal Executive Officer)

/s/ YOAV STERN         Co-Chairman of the Board of Directors    August 16, 1996
- ------------------
Yoav Stern

/s/ JORAM D. ROSENFELD Co-Chairman of the Board of Directors    August 16, 1996
- ------------------
Joram D. Rosenfeld

/s/ DAVID J. MITCHELL  Director                                 August 16, 1996
- ------------------
David J. Mitchell

/s/ JOHN GLEASON       Chief Financial Officer and Treasurer    August 16, 1996
- ------------------     (Principal Financial Officer and
  John Gleason         Principal Accounting Officer)

                                  EXHIBIT INDEX


  EXHIBIT NO.    EXHIBIT DESCRIPTION                                        PAGE

          1.1 Standby Agreement, dated August___, 1996, between the Company and GKN Securities Corp. and Brean
                 Murray, Foster Securities Inc.(1)

          3.1    Restated Certificate of Incorporation(1)

          3.2    Certificate of Amendment to the Restated
                 Certificate of Incorporation

          3.3    By-Laws(1)

          4.1    Form of Common Stock Certificate(1)

          4.2    Form of Warrant Certificate(1)

          4.3    Form of Unit Purchase Option Granted to
                 Purchasers(1)

          4.4    Form of Warrant issued in Bridge Financing(1)

          4.5    Warrant Agreement between Continental Stock
                 Transfer & Trust Company and the Company(1)

          4.6    Form of Warrant issued to Purchasers*

          5.1    Opinion of Cooperman Levitt Winikoff Lester
                 & Newman, P.C. as to the legality of the shares being registered*

         10.1    Asset Purchase Agreement dated February 15,
                 1995, among the Company, Rada Electronic
                 Industries Limited, Tasco Electronics Inc.
                 and KST Corp.(2)

         10.2 Marketing, Management and Consulting Agreement, dated February 3, 1995, between the Company and Rada Electronic Industries, Ltd.

         10.3 Employment Agreement, dated June 9, 1995, between Zivi R. Nedivi and the Company(3)

         10.4 Amendment No. 1 to Employment Agreement, dated as of April 18, 1996, between Zivi R. Nedivi and the Company

         10.5 Employment Agreement, dated May 18, 1995, between John S. Gleason and the Company(3)

         10.6 Amendment No. 1 to Employment Agreement, dated as of April 18, 1996, between John S. Gleason and the Company

         10.7 Employment Agreement, dated June 2, 1995, between Anthony Motisi and the Company(3)

         10.8 Amendment No. 1 to Employment Agreement, dated as of April 18, 1996, between Anthony Motisi and the Company

         10.9    Employment Agreement, dated as of January 30,
                 1996, between Paul F. Steele and the Company

         10.10 Amendment No. 1 to Employment Agreement, dated as of April 18, 1996, between Paul F. Steele and the Company

         10.11   Indemnification Agreement, dated as of April 23,
                 1996, between the Company and Joram D. Rosenfeld

  EXHIBIT NO.    EXHIBIT DESCRIPTION                                        PAGE

        10.12    Indemnification Agreement, dated as of April 23,
                 1996, between the Company and Yoav Stern

        10.13    Indemnification Agreement, dated as of April 23,
                 1996, between the Company and David Jan Mitchell

        10.14 Stockholders Agreement, dated August 24, 1995, among Zivi R. Nedivi, Joram D. Rosenfeld and Yoav Stern(4)

        10.15 Amendment to Stockholders Agreement, dated as of January 15, 1996, among Zivi R. Nedivi, Joram D.
                 Rosenfeld and Yoav Stern

        10.16 Stock Purchase Agreement, dated August 24, 1995, between the Company and Zivi R. Nedivi(4)

        10.17 Amendment to Stock Purchase Agreement, dated as of January 15, 1996, between the Company and Zivi R. Nedivi

        10.18    1995 Stock Option Plan(5)

        10.19    Warrant issued to Allen & Company

        10.20    Form of Warrant issued to J. W. Charles
                 Securities Inc.

        10.21    Warrant issued to John Gleason

        23.1     Consent of KPMG Peat Marwick LLP

        23.2 Consent of Cooperman Levitt Winikoff Lester & Newman, P.C (included as Exhibit 5.1)

        24.1     Power of Attorney (included as part of signature page)
- --------------------------------------
*        To be filed by amendment

(1) Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-l, Number 33-75750, filed with the Commission on April 1, 1994.
(2) Incorporated by reference to the Current Report on Form 8-K/A filed with the Commission on March 14, 1994.
(3) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1, Number 33-75750, filed with the Commission on October 13, 1995.
(4) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995. (5) Incorporated by reference to the Company's Proxy Statement for Special Meeting dated May 12, 1995.
(5) Incorporated by reference to the Company's Proxy Statement for Special Meeting dated May 12, 1995.